UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2005

Eagle Family Foods Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-50305-01	13-3983598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eagle Family Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-50305	13-3982757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

735 Taylor Road, Suite 200, Gahanna, Ohio	43230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 501-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the Registrant’s Current Report on Form 8-K filed on July 18, 2005 is being filed to correct a typographical error in Item 1.01 of the original Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

On July 14, 2005, Eagle Family Foods, Inc. (“Eagle”) and Eagle Family Foods Holdings, Inc. (“Holdings,” and together with Eagle, the “Company”) entered into a Fourth Amendment to Financing Agreement (the “Amendment”) by and among Eagle, Holdings, each subsidiary of Holdings listed as a guarantor on the signature pages thereto, the financial institutions from time to time party thereto (the “Lenders”), Fortress Credit Opportunities I LP, as collateral agent for the Lenders, and Congress Financial Corporation (Central), as administrative agent for the Lenders. The Financing Agreement was filed as Exhibit 99.1 to the Current Report on Form 8-K filed by Holdings and Eagle on March 25, 2004, the First Amendment to Financing Agreement was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Holdings and Eagle on September 22, 2004, the Second Amendment to Financing Agreement was filed as Exhibit 10.3 to the Current Report on Form 8-K filed by Holdings and Eagle on November 30, 2004, and the Third Amendment to Financing Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Holdings and Eagle on December 28, 2004.

The Amendment, among other things, (i) increased the maximum fixed charge coverage ratio, (ii) reduced the amount of capital expenditures permitted for fiscal year ended June 30, 2005, and (iii) increased the amount of capital expenditures permitted for fiscal year ending June 30, 2006. The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EAGLE FAMILY FOODS HOLDINGS, INC.
EAGLE FAMILY FOODS, INC.

Date: August 4, 2005	By:	/s/ Craig Steinke
	Name:	Craig Steinke
	Title:	President and Chief Executive
Officer and Chief Financial Officer